Exhibit 21.1
Name and Jurisdiction of Subsidiaries

State or Other Jurisdiction of
Name of Subsidiary	Incorporation or Organization
Blitz Insurance Inc.	Barbados
Careo GmbH	Germany
Careo Kft	Hungary
Careo Ltd	England
Careo LLC	Russia
Careo S.A.S.	France
Careo Spain S.L.	Spain
Careo S.r.l.	Italy
Careo s.r.o.	Czech Republic
Careo SP z.o.o	Poland
Cascades (Asia) Limited	Hong Kong
Cascades S.A.S.	France
Cascades Auburn Fiber Inc.	Delaware
Cascades Boxboard Group – Connecticut LLC	Delaware
Cascades Boxboard U.S., Inc.	Delaware
Cascades Canada Inc.	Canada
Cascades Delaware LLC	Delaware
Cascades Energy Initiative Inc.	Delaware
Cascades Enviropac HPM LLC	Delaware
Cascades Djupafors AB	Sweden
Cascades Duffel NV	Belgium
Cascades Europe S.A.S.	France
Cascades Fine Papers Group Inc.	Canada
Cascades Fine Papers Group (USA) Inc.	New York
Cascades Hungary Capital Management LLC	Hungary
Cascades Moulded Pulp, Inc.	North Carolina
Cascades Paperboard International Inc.	Canada
Cascades Plastics Inc.	Delaware
Cascades Rollpack S.A.S.	France
Cascades Sainte-Marie S.A.S.	France
Cascades SPG Sales Inc.	Delaware
Cascades Tissue Group – Arizona Inc.	Delaware
Cascades Tissue Group – IFC Disposables Inc.	Tennessee
Cascades Tissue Group – Maryland LLC	Delaware
Cascades Tissue Group – New York Inc.	Delaware
Cascades Tissue Group – North Carolina Inc.	North Carolina
Cascades Tissue Group – Oregon Inc.	Delaware
Cascades Tissue Group – Pennsylvania Inc.	Delaware
Cascades Tissue Group – Sales Inc.	Delaware
Cascades Tissue Group – Tennessee Inc.	Delaware
Cascades Tissue Group – Wisconsin Inc.	Delaware
Cascades Luxembourg S.à r.l.	Luxembourg
Cascades Tenderco Inc.	Canada
Cascades Transport Inc.	Canada
Cascades USA Inc.	Delaware
Conference Cup Ltd.	Ontario, Canada

State or Other Jurisdiction of
Name of Subsidiary	Incorporation or Organization
Dopaco, Inc.	Pennsylvania
Dopaco Canada, Inc.	Canada
Dopaco Limited Partnership	Delaware
Dopaco Pacific LLC	Delaware
Garven Incorporated	Ontario, Canada
Kingsey Falls Investments Inc.	Canada
Metro Waste Paper Recovery Inc.	Canada
Metro Waste Paper Recovery U.S., Inc.	Delaware
Pulp & Paper Cascades NV	Pays-Bas
Norampac Avot Vallée S.A.S.	France
Norampac Delaware LLC	Delaware
Norampac Export Sales Corp.	Nevada
Norampac Finance US Inc.	Delaware
Norampac Holding US Inc.	Delaware
Norampac Industries Inc.	New York
Norampac New England Inc.	Massachusetts
Norampac New York City Inc.	New York
Norampac Schenectady Inc.	New York
Reno de Medici Deutschland GmbH	Germany
W.H. Smith Paper Corporation	New York
27102009 USA LLC	Delaware
7251637 Canada Inc.	Canada